                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
           the Securities Exchange Act of 1934 (Amendment No.      )

      Filed by the Registrant /X/

      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED
                 BY RULE 14A-6(E)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.14a-12

                           CAMBRIDGE HEART, INC.
----------------------------------------------------------------------------
              (Name of Registrant as Specified In Its Charter)
----------------------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
/X/        No fee required
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
           and 0-11
           (1)  Title of each class of securities to which transaction applies:
                ------------------------------------------------------------
           (2)  Aggregate number of securities to which transaction applies:
                ------------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ------------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ------------------------------------------------------------
           (5)  Total fee paid:
                ------------------------------------------------------------

/ /        Fee paid previously with preliminary materials.

           Check box if any part of the fee is offset as provided by
/ / Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

           (1)  Amount Previously Paid:
                ------------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ------------------------------------------------------------
           (3)  Filing Party:
                ------------------------------------------------------------
           (4)  Date Filed:
                ------------------------------------------------------------

                             CAMBRIDGE HEART, INC.
                               ONE OAK PARK DRIVE
                          BEDFORD, MASSACHUSETTS 01730

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE 4, 2002

    NOTICE IS HEREBY GIVEN that the 2002 Annual Meeting of Stockholders (the "Meeting") of Cambridge Heart, Inc., a Delaware corporation (the "Company"), will be held at the offices of Hale and Dorr LLP, 26th floor, 60 State Street, Boston, Massachusetts 02109, on Tuesday, June 4, 2002, at 10:00 a.m., local time, for the purpose of considering and voting upon the following matters:

    1. To elect two Class III directors of the Company for the ensuing three years.

    2. To approve an amendment to the Company's 1996 Employee Stock Purchase Plan, increasing from 100,000 to 300,000 the number of shares of Common Stock of the Company authorized for issuance under such plan.

    3. To ratify the appointment by the Board of Directors of the Company of PricewaterhouseCoopers LLP as the Company's independent accountants for the year ending December 31, 2002.

    4. To transact such other business as may properly come before the Meeting or any adjournment or postponement thereof.

    The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice of Meeting. The Board of Directors has no knowledge of any other business to be transacted at the Meeting or at any adjournment or postponement thereof.

    The Board of Directors has fixed the close of business on April 8, 2002 as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting or any adjournment or postponement thereof. A list of such stockholders will be available for examination by any stockholder, for any purpose germane to the Meeting, during ordinary business hours for ten days prior to the Meeting at the office of the Secretary of the Company at the above address, and at the time and place of the Meeting.

    If you would like to attend the Meeting and your shares are held by a broker, bank or other nominee, you must bring to the Meeting a recent brokerage statement or a letter from the nominee confirming your beneficial ownership of such shares. You must also bring a form of personal identification. In order to vote your shares at the Meeting, you must obtain from the nominee a proxy issued in your name.

    A copy of the Company's Annual Report for the year ended December 31, 2001, which contains financial statements and other information of interest to stockholders, accompanies this Notice of Meeting and the enclosed Proxy Statement.

                                          By Order of the Board of Directors,
                                          Eric Dufford, SECRETARY

Bedford, Massachusetts
April 19, 2002

    WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE PROMPTLY COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES.

                             CAMBRIDGE HEART, INC.
                               ONE OAK PARK DRIVE
                          BEDFORD, MASSACHUSETTS 01730

                                PROXY STATEMENT
                      2002 ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE 4, 2002

    This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Cambridge Heart, Inc., a Delaware corporation (the "Company"), for use at the 2002 Annual Meeting of Stockholders (the "Meeting") to be held on Tuesday, June 4, 2002, at 10:00 a.m., local time, at Hale and Dorr LLP, 26th floor, 60 State Street, Boston, Massachusetts 02109, and at any adjournment or postponement thereof. All proxies will be voted in accordance with the stockholders' instructions, and, if no choice is specified, the shares will be voted in favor of the matters set forth in the accompanying Notice of Meeting. Any proxy may be revoked by a stockholder at any time before its exercise by delivery of a written revocation to the Secretary of the Company. Attendance at the Meeting will not in itself be deemed to revoke a proxy unless the stockholder gives affirmative notice at the Meeting that the stockholder intends to revoke the proxy and vote in person.

    On April 8, 2002, the record date for the determination of stockholders entitled to notice of and to vote at the Meeting, there were issued and outstanding and entitled to vote 19,396,738 shares of Common Stock, $.001 par value per share (the "Common Stock"). Each share entitles the record holder to one vote on each matter.

VOTING SECURITIES AND VOTES REQUIRED

    The holders of a majority of the shares of Common Stock outstanding and entitled to vote at the Meeting shall constitute a quorum for the transaction of business at the Meeting. Shares of Common Stock present in person or represented by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum exists at the Meeting.

    The affirmative vote of the holders of a plurality of the shares of Common Stock voting on the matter is required for the election of directors. The affirmative vote of the holders of a majority of the shares of Common Stock voting on the matter is required for the approval of the amendment to the Company's 1996 Employee Stock Purchase Plan and for the ratification of the selection of PricewaterhouseCoopers LLP as the Company's independent accountants for the fiscal year ending December 31, 2002.

    Shares held by stockholders who abstain from voting as to a particular matter, and shares held in "street name" by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, will not be counted as votes in favor of such matter, and also will not be counted as shares voting on such matter. Accordingly, abstentions and "broker non-votes" will have no effect on the voting on a matter that requires the affirmative vote of a majority of the shares voting on the matter.

    THE NOTICE OF MEETING, THIS PROXY STATEMENT AND THE COMPANY'S ANNUAL REPORT TO STOCKHOLDERS FOR THE YEAR ENDED DECEMBER 31, 2001 ARE BEING MAILED TO STOCKHOLDERS ON OR ABOUT APRIL 19, 2002. A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2001, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (THE "COMMISSION"), EXCLUDING EXHIBITS, WILL BE FURNISHED WITHOUT CHARGE TO ANY STOCKHOLDER UPON WRITTEN REQUEST TO THE COMPANY, ONE OAK PARK DRIVE, BEDFORD, MASSACHUSETTS, 01730, ATTENTION: ROBERT B. PALARDY. EXHIBITS WILL BE PROVIDED UPON WRITTEN REQUEST AND PAYMENT OF AN APPROPRIATE PROCESSING FEE.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth certain information with respect to the beneficial ownership of Common Stock by (i) each stockholder known to the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock, (ii) each current director of the Company, (iii) the Company's Chief Executive Officer and the executive officers named in the Summary Compensation Table below and (iv) all directors and executive officers of the Company as a group. Unless otherwise indicated in the footnotes to the table, all information set forth in the table is as of January 31, 2002 and the address for each director and executive officer of the Company is: c/o Cambridge
Heart, Inc., One Oak Park Drive, Bedford, MA 01730.

                                                              NUMBER OF SHARES        PERCENTAGE OF
                                                            BENEFICIALLY OWNED(1)   CLASS OUTSTANDING
                                                            ---------------------   -----------------
The Tail Wind Fund, Ltd...................................        1,963,004(2)             9.9%
The Goldman Sachs Group, Inc..............................        1,489,400(3)             7.7%
Richard J. Cohen, M.D., Ph.D..............................        1,336,552(4)             6.9%
Robert P. Khederian.......................................        1,326,848(5)             6.8%
S Squared Technology Corp.................................        1,311,957(6)             6.8%
Jeffrey M. Arnold.........................................          837,065(7)             4.2%
David A. Chazanovitz......................................          222,000(8)             1.1%
Eric Dufford..............................................          116,268(9)               *
Robert B. Palardy.........................................           80,750(10)              *
Kevin S. Librett..........................................           79,375(11)              *
James W. Sheppard.........................................           54,035(12)              *
Maren D. Anderson.........................................           16,667(13)              *
Jeffrey J. Langan.........................................           16,667(14)              *
Daniel M. Mulvena.........................................           16,667(15)              *
All directors and executive officers as a group (10
  persons)................................................        2,774,900(16)           13.5%

------------------------

*   Represents less than 1% of the outstanding Common Stock.

(1) The Company believes that each stockholder has sole voting and investment power with respect to the shares of Common Stock listed, except as otherwise noted. The number of shares beneficially owned by each stockholder is determined under rules of the Commission, and the information is not necessarily indicative of ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the person has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days after January 31, 2002 through the exercise of any stock option, warrant or other right. The inclusion herein of any shares of Common Stock deemed beneficially owned does not constitute an admission by such stockholder of beneficial ownership of those shares of Common Stock. Shares of Common Stock which an individual or entity has a right to acquire within the 60-day period following
    January 31, 2002 pursuant to the exercise of options or warrants are deemed to be outstanding for the purposes of computing the percentage ownership of such individual or entity, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person or entity shown in the table.

(2) Consists of shares in which The Tail Wind Fund, Ltd. has sole voting and dispositive power, as reported in a Schedule 13G filed with the Commission on January 8, 2002. Subject to the ownership limitation described below, Tail Wind owns a total of 1,991,314 shares of common stock (the sum of (i) 1,401,425 shares of common stock held by Tail Wind, (ii) 459,770 shares of common stock into which warrants are exercisable which were issued to Tail Wind on December 28, 2001 (iii) 130,119 shares of common stock into which warrants are exercisable which were previously issued to Tail Wind). In accordance with Rule 13d-4 under the Securities Exchange

    Act of 1934, as amended, because the number of shares for which the warrants issued on December 28, 2001 are exercisable is limited, pursuant to the terms of the warrants, to that number of shares which would result in Tail Wind having beneficial ownership of 9.9% of the total number of the outstanding shares of common stock, Tail Wind disclaims beneficial ownership of any and all shares which would cause its beneficial ownership to exceed this 9.9% limitation. Therefore, based upon 19,330,125 shares of common stock outstanding as of January 31, 2002, The Tail Wind Fund, Ltd. beneficially owns 1,963,004 shares and disclaims beneficial ownership of 28,310 shares. The business address of The Tail Wind Fund, Ltd. is MeesPierson (Bahamas) Ltd., Windermere House, 404 East Bay Street, P.O. Box SS-5539, Nassau, Bahamas.

(3) Consists of shares in which The Goldman Sachs Group, Inc. shares voting and dispositive power with Goldman, Sachs & Co., as reported in a Schedule 13G filed with the Commission on February 14, 2002. The business address of The Goldman Sachs Group, Inc. is 85 Broad Street, New York, New York 10004.

(4) Includes 1,274,385 shares held in a joint account by Mr. Cohen and his wife, Edith Cohen. Includes 54,167 shares issuable to Dr. Cohen within 60 days of January 31, 2002 upon exercise of stock options.

(5) Includes 172,414 shares issuable to Mr. Khederian within 60 days of January 31, 2002 upon exercise of warrants.

(6) Consists of shares in which S Squared Technology Corp. has sole voting and dispositive power, as reported in a Schedule 13G filed with the Commission on February 14, 2001. The business address of S Squared Technology Corp. is 515 Madison Avenue, New York, New York 10022.

(7) Consists of shares held in a joint account by Mr. Arnold and his wife, Shellie Miller. Includes 654,002 shares issuable to Mr. Arnold within 60 days of January 31, 2002 upon exercise of stock options.

(8) Includes 213,000 shares issuable to Mr. Chazanovitz within 60 days of January 31, 2002 upon exercise of stock options.

(9) Includes 92,500 shares issuable to Mr. Dufford within 60 days of January 31, 2002 upon exercise of stock options.

(10) Consists of 73,750 shares issuable to Mr. Palardy within 60 days of January 31, 2002 upon exercise of stock options.

(11) Includes 79,375 shares issuable to Mr. Librett within 60 days of January 31, 2002 upon exercise of stock options.

(12) Includes 47,500 shares issuable to Mr. Sheppard within 60 days of January 31, 2002 upon exercise of stock options.

(13) Consists of 16,667 shares issuable to Ms. Anderson within 60 days of January 31, 2002 upon exercise of stock options.

(14) Consists of 16,667 shares issuable to Mr. Langan within 60 days of January 31, 2002 upon exercise of stock options.

(15) Consists of 16,667 shares issuable to Mr. Mulvena within 60 days of January 31, 2002 upon exercise of stock options.

(16) Includes a total of 1,264,295 shares which the executive officers and directors together have a right to acquire pursuant to outstanding options exercisable within 60 days after January 31, 2002. To the knowledge of the Company, there are no agreements among any of the foregoing persons or entities with respect to the voting of shares of Common Stock of the Company.

                                   DIRECTORS

ELECTION OF DIRECTORS

    The Company has a classified Board of Directors currently consisting of two Class I directors (Robert P. Khederian and Maren D. Anderson), two Class II directors (Richard J. Cohen and David A. Chazanovitz) and two Class III directors (Jeffrey J. Langan and Daniel M. Mulvena). One class of directors is elected each year to serve for a three-year term. The Class I, Class II and Class III directors were elected to serve until the annual meeting of stockholders to be held in 2003, 2004 and 2002, respectively, and until their respective successors are elected and qualified.

    The persons named in the enclosed proxy card will vote to elect, as Class III directors, Jeffrey J. Langan and Daniel M. Mulvena. The proxy may not be voted for more than two directors. Mr. Langan and Mr. Mulvena are presently Class III directors of the Company. Each Class III director will be elected to hold office until the year 2005 annual meeting of stockholders and until his or her successor is elected and qualified. Each of the nominees has indicated a willingness to serve, if elected; however, if a nominee becomes unable or unwilling to serve as a director, the person acting under the proxy may vote the proxy for the election of a substitute. It is not presently contemplated that either of the nominees will be unable or unwilling to serve as a director.

    Set forth below are the name and age of each nominee for director and the positions and offices held by him or her with the Company, his or her principal occupation and business experience during the past five years, the names of other publicly held companies of which he or she serves as a director and the year of the commencement of his or her term as a director of the Company.

JEFFREY J. LANGAN                                                        Director since 1999

                                                                         Age: 57

    Mr. Langan has been an independent consultant with Maine Point Associates since July 1999. From January 2001 to January 2002, Mr. Langan served as President and Chief Executive Officer of Nexigent Inc., a firm that provides internet-based services for pharmaceutical clinical trials. From November 1997 to July 1999, Mr. Langan served as President and Chief Executive Officer of Idexx Laboratories, Inc., a veterinary diagnostic and software firm, and, from April 1996 to November 1997, as President and Chief Executive Officer of Thermedics Detection, Inc., which produces measurement and detection systems. Mr. Langan was also General Manager of the Healthcare Information Management Division and General Manager of the Clinical Systems Business Unit for Hewlett-Packard Medical Systems from May 1989 to April 1996. Mr. Langan holds a B.S. in Mechanical Engineering from Villanova University, an M.S. in Engineering Mechanics from Rensselaer Polytechnic Institute and an M.B.A from the Harvard University Graduate School of Business Administration.

DANIEL M. MULVENA                                                        Director since 1999

                                                                         Age: 53

    Mr. Mulvena has served as Chairman of the Board of Directors since
March 2002. Mr. Mulvena is a founding partner of Commodore Associates, a consulting firm for medical device and services companies, of which he has served as a partner since May 1995. From February 1992 to May 1995, Mr. Mulvena served as Group Vice President, Cardiology, Boston Scientific Corporation, a medical device firm. From 1989 to 1991, Mr. Mulvena served as Chairman and Chief Executive Officer of Lithox Systems, Inc. Prior to joining Lithox Systems,
Mr. Mulvena was President of the Cardiosurgery division of C.R. Bard.
Mr. Mulvena holds a B.A. from Vanderbilt University. Mr. Mulvena is also a director of Echo-Cath, Inc., Magna-Lab, Inc., Zoll Medical Corp. and Thoratec Corporation.

CURRENT DIRECTORS

    Set forth below (with the exception of Jeffrey J. Langan and Daniel M. Mulvena, the information with respect to whom is set forth above) are the name and age of each current director and the positions and offices held by him or her with the Company, his or her principal occupation and business experience during the past five years, the names of other publicly held companies of which he or she serves as a director and the year of the commencement of his or her term as a director of the Company.

MAREN D. ANDERSON                                                        Director since 2000

                                                                         Age: 48

    Since March 1999, Ms. Anderson has been self-employed in private investment. From 1988 to March 1999, Ms. Anderson was an Executive Vice President and a Director of Covance Health Economics and Outcomes Services, Inc., a consulting firm that specializes in strategic reimbursement planning and market research for new medical technologies and of which Ms. Anderson was a founding partner. From 1981 to 1988 Ms. Anderson was a consultant with Lewin and Associates, Inc., specializing in market research and strategic planning for the development and launch of biotechnology, medical device and pharmaceutical products. Ms. Anderson has six years of government service experience, from 1974 to 1981, including three years at the Health Care Financing Administration.
Ms. Anderson holds a B.A. from the University of Michigan and a Masters in Public Policy from the University of California.

DAVID A. CHAZANOVITZ                                                     Director since 2000

                                                                         Age: 51

    Mr. Chazanovitz has been the Chief Executive Officer of the Company since February 2001 and the President and Chief Operating Officer and a Director of the Company since October 2000. From July 1998 to September 2000,
Mr. Chazanovitz served as the President of the Neurosciences Division of NMT Medical Inc., a medical device firm. From June 1996 to July 1998,
Mr. Chazanovitz served as the President of the Septal Repair Division of NMT, following the merger of Innerventions, Inc., a firm that Mr. Chazanovitz founded in 1995, with NMT. Mr. Chazanovitz also previously served as the President of several divisions of C.R. Bard, Inc., a medical products and services firm, including Bard Ventures, Bard Electrophysiology and USCI Angiography.
Mr. Chazanovitz holds a B.S. in Biology from City College of New York and an M.B.A. in Marketing from Long Island University.

RICHARD J. COHEN, M.D., Ph.D.                                            Director since 1993

                                                                         Age: 51

    Dr. Cohen, the scientific founder of the Company, has been a consultant to the Company since February 1993. Dr. Cohen is the Whitaker Professor of Biomedical Engineering at the Massachusetts Institute of Technology in the Harvard-MIT Division of Health Sciences and Technology, where he has been on the faculty since 1979. Dr. Cohen is also on the staff of the Brigham and Women's Hospital in Boston. From 1985 to 1995, Dr. Cohen was the Director of the Harvard-MIT Center for Biomedical Engineering located at The Massachusetts Institute of Technology, and he is currently the Leader of the Cardiovascular Alterations Team of the National Space Biomedical Research Institute. He has authored over 200 published research articles and 18 issued United States patents. Dr. Cohen holds A.B. and M.D. degrees from Harvard University and a Ph.D. in Physics from The Massachusetts Institute of Technology.

ROBERT P. KHEDERIAN                                                      Director since 2002

                                                                         Age: 49

    Mr. Khederian was elected to the Board of Directors in March 2002 to fill the seat left vacant by Jeffrey M. Arnold. Mr. Khederian is the Chairman of Belmont Capital, a venture capital firm he founded in 1996. From 1984 through 1996, he served as Chairman of Medical Specialties Group, Inc., a nationwide distributor of medical products which Mr. Khederian founded. Mr. Khederian has been the Managing Partner of Provident Capital Partners, LLC, an investment banking firm, since May 1998. Mr. Khederian is also a director of Inverness Medical Innovations, Inc.

BOARD AND COMMITTEE MEETINGS

    The Board of Directors met eight times during the year ended December 31, 2001 ("Fiscal 2001"), and acted by written consent on one occasion. Each director attended at least 75% of the aggregate number of Board meetings held during the period for which he or she has been a director and the number of meetings held by all committees on which he or she then served (during the period that he or she served).

    The Board of Directors has a standing Audit Committee, which reviews the effectiveness of the auditors during the annual audit, reviews the adequacy of financial statement disclosures, reviews the scope and results of audits, discusses the Company's internal control policies and procedures and considers and recommends the selection of the Company's independent accountants. The Audit Committee met five times during Fiscal 2001. The members of the Audit Committee are currently Ms. Anderson, Mr. Langan and Mr. Mulvena. See "Report of the Audit Committee of the Board of Directors."

    The Board of Directors also has a standing Compensation Committee, which is responsible for establishing compensation policies with respect to the Company's executive officers, including the Chief Executive Officer and the other Named Executive Officers, and setting the compensation levels for these individuals. The Compensation Committee also considers and makes recommendations to the Board of Directors with respect to such matters as the establishment and implementation of employee incentive plans and administers and makes grants under the Company's 2001 Stock Incentive Plan. The Compensation Committee met six times during Fiscal 2001. The members of the Compensation Committee are Mr. Langan and Mr. Mulvena. See "Report of the Compensation Committee on Executive Compensation."

    The Board of Directors has no standing nominating committee.

COMPENSATION OF DIRECTORS

    The Company's non-employee directors, other than those representing major stockholders of the Company, receive a fee of $2,500 per meeting of the Board of Directors. All non-employee directors receive reasonable travel and out-of-pocket expenses for attendance at meetings of the Board of Directors. Non-employee directors are also eligible to receive stock options under the 2001 Stock Incentive Plan and the 1996 Director Stock Option Plan (the "Director Plan"). See "Director Option Plan."

DIRECTOR OPTION PLAN

    The Director Plan was adopted by the Board of Directors in May 1996, was approved by the stockholders in June 1996, and became effective on August 7, 1996. Under the terms of the Director Plan, options (the "Director Options") to purchase 10,000 shares of Common Stock will be granted to each person who becomes a non-employee director and who is not otherwise affiliated with the Company, effective as of the date of initial election to the Board of Directors. The Director Options will vest in equal annual installments over three years after the date of grant. Director Options will become immediately exercisable upon the occurrence of a change in control (as defined in the Director Plan). A total of 100,000 shares of Common Stock may be issued upon the exercise of stock options granted under the Director Plan. The exercise price of options granted under the Director Plan will equal the closing price of the Common Stock on the Nasdaq National Market on the date of grant.

                               EXECUTIVE OFFICERS

COMPENSATION OF EXECUTIVE OFFICERS

    SUMMARY COMPENSATION

    The following table sets forth certain information with respect to the compensation, for the last three fiscal years, of the Company's Chief Executive Officer and each of the four other most highly compensated executive officers who were serving as executive officers on December 31, 2001 (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                              LONG-TERM
                                                                             COMPENSATION
                                                                              AWARDS(2)
                                                                             ------------
                                                ANNUAL COMPENSATION(1)        SECURITIES
                                            ------------------------------    UNDERLYING     ALL OTHER
NAME AND PRINCIPAL POSITION                   YEAR      SALARY     BONUS       OPTIONS      COMPENSATION
---------------------------                 --------   --------   --------   ------------   ------------
David A. Chazanovitz......................    2001     $215,000   $75,250      837,000(3)      $810(4)
  President and Chief Executive Officer       2000       41,622    50,000      100,000(3)      $820(4)

Jeffrey M. Arnold.........................    2001     $ 10,000        --             --
  Former Chief Executive Officer(5)           2000      220,468   $91,751             --
                                              1999      211,667    64,500        165,000

Eric Dufford..............................    2001     $171,350   $16,038         20,000
  Vice President, Marketing and Sales and     2000      166,841    15,000         20,000
  Secretary                                   1999      159,706    15,000         40,000

Kevin S. Librett..........................    2001     $150,048   $12,000         20,000
  Vice President, Research and Development    2000      136,979    12,000         80,000
                                              1999      125,000    10,000         25,000

Robert B. Palardy.........................    2001     $148,000   $18,504         20,000
  Vice President, Finance and                 2000      143,509    10,000         20,000
  Administration and Chief Financial          1999      136,648    15,000         25,000
  Officer

James W. Sheppard.........................    2001     $137,500   $10,718         20,000
  Vice President, Operations                  2000      134,774     7,500         20,000

------------------------

(1) Perquisites for the Named Executive Officers listed in the table did not exceed the lesser of $50,000 or 10% of total salary and bonus for the respective fiscal years and accordingly have been omitted in accordance with the rules of the Commission.

(2) The Company does not have a long-term compensation plan that includes long-term incentive payouts. No stock appreciation rights ("SARs") have been granted to or are held by any of the Named Executive Officers.

(3) An option for 752,000 shares under the 2001 Stock Incentive Plan was granted on May 31, 2001 to replace an option for the same number of shares originally granted in October 2000 that was not granted under any of the Company's stock option plans. The option for the purchase of 752,000 shares granted in October 2000 was cancelled in May, 2001 without being exercised. The new option has the same exercise price and vesting schedule as the original grant.

(4) Represents term life insurance premiums paid by the Company.

(5) Mr. Arnold resigned as Chief Executive Officer effective February 2001.

    OPTION GRANT TABLE. The following table sets forth certain information regarding options granted during Fiscal 2001 by the Company to the Named Executive Officers. The Company granted no SARs in Fiscal 2001.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                              POTENTIAL REALIZABLE
                                                                                                VALUE AT ASSUMED
                                  NUMBER OF    PERCENT OF TOTAL                               ANNUAL RATES OF STOCK
                                  SECURITIES       OPTIONS                                   PRICE APPRECIATION FOR
                                  UNDERLYING      GRANTED TO      EXERCISE OR                    OPTION TERM(2)
                                   OPTIONS       EMPLOYEES IN     BASE PRICE    EXPIRATION   -----------------------
NAME                              GRANTED(1)     FISCAL YEAR       PER SHARE       DATE          5%          10%
----                              ----------   ----------------   -----------   ----------   ----------   ----------
David A. Chazanovitz............   85,000(3)           7%           $ 1.30       10/23/11    $   69,493   $  176,109
                                  752,000(4)          65%           $2.688       10/23/10    $1,271,233   $3,221,552

Jeffrey M. Arnold...............         --           --                --             --            --           --

Eric Dufford....................   20,000(3)           6%           $ 1.30       10/23/11    $   16,351   $   41,437

Kevin S. Librett................   20,000(3)           6%           $ 1.30       10/23/11    $   16,351   $   41,437

Robert B. Palardy...............   20,000(3)           6%           $ 1.30       10/23/11    $   16,351   $   41,437

James W. Sheppard...............   20,000(3)           6%           $ 1.30       10/23/11    $   16,351   $   41,437

------------------------

(1) The securities underlying the options are shares of Common Stock.

(2) Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock price appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date. This table does not take into account actual appreciation in the price of the Common Stock to date. Actual gains, if any, on stock option exercises will depend on the future performance of the Common Stock and the date on which the options are exercised. The gains shown are net of the option exercise price, but do not reflect taxes or other expenses associated with the exercise.

(3) All of these options were granted at the fair market value of the Company's Common Stock on the date of grant. The options vest annually at a rate of vest in equal installments over four years after the date of grant.

(4) This option was granted on May 31, 2001 under the 2001 Stock Incentive Plan to replace an option for the same number of shares originally granted in October 2000 that was not granted under any of the Company's stock option plans. The option for the purchase of 752,000 shares granted in October 2000 was cancelled in May, 2001 without being exercised. The new option has the same exercise price and vesting schedule as the original grant.

    YEAR END OPTION TABLE. The following table sets forth certain information regarding stock options exercised during Fiscal 2001 and held as of December 31, 2001 by the Named Executive Officers. The Company granted no SARs during Fiscal 2001.

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR-END OPTION VALUES

                                                          NUMBER OF SHARES UNDERLYING          VALUE OF UNEXERCISED
                              SHARES                          UNEXERCISED OPTIONS             IN-THE-MONEY OPTIONS AT
                             ACQUIRED        VALUE            AT FISCAL YEAR-END                FISCAL YEAR-END(1)
NAME                        ON EXERCISE   REALIZED($)   EXERCISABLE(#)/UNEXERCISABLE(#)   EXERCISABLE($)/UNEXERCISABLE($)
----                        -----------   -----------   -------------------------------   -------------------------------
David A. Chazanovitz......         --           --              213,000/724,000                    23,963/199,388

Jeffrey M. Arnold.........     60,000       70,200               654,002/92,500                   1,238,837/7,702

Eric Dufford..............         --           --                92,500/77,500                      2,375/32,375

Kevin S. Librett..........         --           --                79,375/88,125                      7,937/33,438

Robert B. Palardy.........         --           --                73,750/66,250                      1,188/31,188

James W. Sheppard.........         --           --                47,500/77,500                      1,188/31,188

------------------------

(1) Value based on last reported sale price of the Common Stock at the fiscal year end ($2.80 per share) less the exercise price.

EMPLOYMENT AND CONSULTING AGREEMENTS AND OTHER ARRANGEMENTS

    The Company is a party to an agreement with Mr. Chazanovitz dated
September 27, 2000. The employment agreement provides that Mr. Chazanovitz is to receive a base annual salary of $215,000 subject to annual merit increases approved by the Board of Directors. Mr. Chazanovitz is eligible to receive an annual bonus of up to 50% of base salary based on the achievement of objectives determined annually by the Board of Directors. In October 2000, Mr. Chazanovitz was granted an option under the 1996 Equity Incentive Plan to purchase 100,000 shares of Common Stock at $2.688 per share, the closing price of the Common Stock on the Nasdaq National Market on the date of grant. This option vests in equal annual installments over four years after the date of grant and is intended to qualify as an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). At the same time,
Mr. Chazanovitz was granted an option to purchase 752,000 shares of Common Stock at $2.688 per share. This option, which vests in equal annual installments over four years after the date of grant, was not granted under any of the Company's stock option plans. Following approval of the 2001 Stock Incentive Plan by the Company's stockholders, the Board canceled and replaced Mr. Chazanovitz's option to purchase 752,000 shares with a new option to purchase 752,000 shares under the 2001 Stock Incentive Plan with the same exercise price and vesting schedule as the original option. If his employment is terminated by the Company without cause, Mr. Chazanovitz will be entitled to receive severance compensation in an amount equal to twelve months base salary. In the event of a change in control (as defined in the employment agreement) that does not result in termination of Mr. Chazanovitz's employment, 50% of all Mr. Chazanovitz's unvested options which are then outstanding will become immediately exercisable. In the event of a change in control resulting in the termination of Mr. Chazanovitz's employment, all of Mr. Chazanovitz's unvested options which are then outstanding will become immediately exercisable. The employment agreement also contains a non-competition covenant pursuant to which Mr. Chazanovitz is prohibited from competing with the Company during his employment and for a period of one year thereafter.

    The Company is a party to severance agreements with Mr. Dufford, Mr. Librett, Mr. Palardy and Mr. Sheppard. Under these agreements, if the executive officer's employment is terminated by the

Company without cause, the officer will be entitled to receive severance compensation in an amount equal to twelve months base salary. In the event of a change in control (as defined in the employment agreement) that does not result in termination of the officer's employment, 50% of all the officer's unvested options which are then outstanding will become immediately exercisable. In the event of a change in control resulting in the termination of the executive's employment, all of the executive's unvested options which are then outstanding will become immediately exercisable.

    The Company is a party to a consulting and technology agreement with Dr. Cohen pursuant to which Dr. Cohen spends one day per week at the Company working on the development and commercialization of certain technology licensed to the Company by the Massachusetts Institute of Technology. This agreement, which commenced in February 1993 and has been extended to December 31, 2002, requires the Company to pay monthly consulting fees of $11,250, as stipulated in the agreement. Total payments made during 2001 were approximately $135,329. In connection with this agreement, a warrant to purchase 109,634 shares of Common Stock for $2.00 per share was issued to Dr. Cohen. This warrant was exercised in full by August 1998. During the term of the consulting agreement, and for a period of up to two additional years following the termination or expiration of this agreement, Dr. Cohen is obligated not to compete with the Company so long as the Company makes continuing payments to Dr. Cohen during such two year period.

            REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

    The Audit Committee of the Company's Board of Directors is composed of three members and acts under a written charter adopted and approved in May 2000. The members of the Audit Committee are independent directors, as defined by its charter and the rules of the Nasdaq Stock Market.

    The Audit Committee reviewed the Company's audited financial statements for the fiscal year ended December 31, 2001 and discussed these financial statements with the Company's management. Management is responsible for the Company's internal controls and the financial reporting process. Management represented to the Audit Committee that the Company's financial statements had been prepared in accordance with generally accepted accounting principles. The Company's independent auditors, PricewaterhouseCoopers LLP, are responsible for performing an independent audit of the Company's financial statements in accordance with generally accepted accounting principles and to issue a report on those financial statements. The Audit Committee is responsible for monitoring and overseeing these processes. As appropriate, the Audit Committee reviews and evaluates, and discusses with the Company's management, internal accounting, financial and auditing personnel and the independent auditors, the following:

    - the plan for, and the independent auditors' report on, each audit of the Company's financial statements;

    - the Company's financial disclosure documents, including all financial statements and reports filed with the Commission or sent to shareholders;

    - management's selection, application and disclosure of critical accounting policies;

    - changes in the Company's accounting practices, principles, controls or methodologies;

    - significant developments or changes in accounting rules applicable to the Company; and

    - the adequacy of the Company's internal controls and accounting, financial and auditing personnel.

    The Audit Committee also reviewed and discussed the audited financial statements and the matters required by Statement on Auditing Standards 61 (Communication with Audit Committees) with PricewaterhouseCoopers LLP, the Company's independent auditors. SAS 61 requires the Company's independent auditors to discuss with the Company's Audit Committee, among other things, the following:

    - methods to account for significant or unusual transactions;

    - the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

    - the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditors' conclusions regarding the reasonableness of those estimates; and disagreements with management over the application of accounting principles, the basis for management's accounting estimates and the disclosures in the financial statements.

    The Company's independent auditors also provided the Audit Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). Independence Standards Board Standard No. 1 requires auditors annually to disclose in writing all relationships that in the auditor's professional opinion may reasonably be thought to bear on independence, confirm their perceived independence and engage in a discussion of independence. In addition, the Audit Committee discussed with the independent auditors their independence from the Company. The Audit Committee also considered whether the independent auditors' provision of certain other, non-audit related services, if any, to the Company is compatible with maintaining such auditors' independence. See "Ratification of Independent Accountants--All Other Fees."

    Based on its discussions with management and the independent auditors, and its review of the representations and information provided by management and the independent auditors, the Audit Committee recommended to the Company's Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001.

    By the Audit Committee of the Board of Directors of Cambridge Heart, Inc.

                                         Maren D. Anderson
                                          Jeffrey J. Langan
                                          Daniel M. Mulvena

         REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Compensation Committee of the Company's Board of Directors consists of Jeffrey J. Langan and Daniel M. Mulvena. No executive officer of the Company has served as a director or member of the compensation committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers served as a member of the Compensation Committee or director of the Company.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

    The Compensation Committee of the Company's Board of Directors is responsible for granting options under the Company's stock plans and establishing compensation policies with respect to the Company's executive officers, including the Chief Executive Officer and the Named Executive Officers, and setting the compensation for these individuals.

    The Compensation Committee seeks to achieve three broad goals in connection with the Company's executive compensation programs and decisions regarding individual compensation. First, the Compensation Committee structures executive compensation programs in a manner that the Committee believes will enable the Company to attract and retain key executives. In order to ensure continuity of certain key members of management, the Compensation Committee has approved in the past multi-year employment contracts. Second, the Compensation Committee establishes compensation programs that are designed to reward executives for the achievement of specified business objectives of the Company and/or the individual executive's particular business unit. By tying compensation in part to particular goals, the Compensation Committee believes that a performance-oriented environment is created for the Company's executives. Finally, the Company's executive compensation programs are intended to provide executives with an equity interest in the Company so as to link a portion of the compensation of the Company's executives with the performance of the Common Stock.

    The compensation programs for the Company's executives established by the Compensation Committee consist of three elements based upon the objectives described above: base salary; annual cash bonus; and a stock-based equity incentive in the form of participation in the Company's 2001 Stock Incentive Plan. In establishing, and determining increases in, base salaries for executives, the Compensation Committee examines the executive's demonstrated levels of competency in skill, effectiveness and leadership, compares how that individual has performed essential job requirements against what was envisioned with the job, monitors salaries at other companies, considers historic salary levels of the individual and the nature of the individual's responsibilities and compares the individual's base salary with those of other executives at the Company. To the extent determined to be appropriate, the Compensation Committee also considers general economic conditions, the Company's financial performance and the individual's performance in establishing base salaries of executives. The Compensation Committee does not use a specific formula based on these criteria, but instead makes an evaluation of each executive officer's contributions in light of all such criteria.

    Pursuant to Mr. Chazanovitz's employment agreement with the Company, for Fiscal 2001 Mr. Chazanovitz was awarded a cash bonus of $75,250 and a stock option grant for the purchase of 85,000 shares. The Compensation Committee believes that the base salary level provided for in Mr. Chazanovitz's employment agreement and the bonus criteria established an appropriate salary level for Mr. Chazanovitz in light of the factors described above. Moreover, Mr. Chazanovitz's employment agreement includes provisions prohibiting
Mr. Chazanovitz from engaging in a business that is competitive with the Company during the term of the agreement and for one year after the termination of his employment.

    The Compensation Committee generally structures cash bonuses not associated with the above employment agreements by linking them to the achievement of specified Company and/or business unit performance objectives. Pursuant to such bonus policy, for Fiscal 2001 each of Messrs. Dufford, Palardy, Librett and Sheppard were awarded a bonus of $16,038, $18,504, $12,000 and $10,718, respectively.

    Stock option grants in Fiscal 2001 were designed to link the overall compensation of any executive officers receiving such awards with his performance, in light of all other current and past compensation received by such executive officer. Such grants, as a result of the applicable vesting arrangements, also serve as a means for the Company to retain the services of these individuals. In fiscal 2001, Messrs. Dufford, Palardy, Librett and Sheppard each received options to purchase 20,000 shares of Common Stock. These option grants to the above Named Executive Officers were based on the above described criteria. The exercise price of these options was equal to the fair market value of the Company's Common Stock on the date of grant.

    Section 162(m) of the Code, generally disallows a tax deduction to public companies for certain compensation over $1 million paid to the Company's Chief Executive Officer and the four other most highly compensated executive officers. Certain compensation, including qualified performance-based compensation, will not be subject to the deduction limit if certain requirements are met. The Compensation Committee reviews the potential effect of Section 162(m) periodically and generally seeks to structure the long-term incentive compensation granted to its executive officers through option issuances under certain of the Company's stock plans in a manner that is intended to avoid disallowance of deductions under Section 162(m). Nevertheless, there can be no assurance that compensation attributable to awards granted under the plans will be treated as qualified performance-based compensation under
Section 162(m). In addition, the Compensation Committee reserves the right to use its judgment to authorize compensation payments that may be subject to the limit when the Compensation Committee believes such payments are appropriate and in the vest interests of the company and its stockholders, after taking into consideration changing business conditions and the performance of its employees.

    By the Compensation Committee of the Board of Directors of Cambridge Heart, Inc.

                                         Jeffrey J. Langan
                                          Daniel M. Mulvena

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors, executive officers and holders of more than 10% of the Company's Common Stock ("Reporting Persons") to file with the Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Based solely on its review of copies of reports filed by the Reporting Persons furnished to the Company, or written representations from Reporting Persons, the Company believes that during Fiscal 2001 the Reporting Persons complied with all
Section 16(a) filing requirements, other than a late filing by Mr. Cohen disclosing a purchase of 4,000 shares.

                            STOCK PERFORMANCE CHART

    The following chart compares the percentage change in the cumulative total stockholder return on the Common Stock during the period beginning December 31, 1996 and ending December 31, 2001 with the total return on the Nasdaq Stock Market (U.S.) Index and the Dow Jones Advanced Medical Devices Index. The comparison assumes $100 was invested on December 31, 1996 in the Common Stock and in each of the foregoing indices and assumes reinvestment of dividends.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                                          12/31/96  12/31/97  12/31/98  12/31/99  12/31/00  12/31/01
Cambridge Heart, Inc.                         $100       $81       $50       $31       $22       $25
Dow Jones Advanced Medical Devices Index      $100      $136      $188      $201      $303      $286
Nasdaq Stock Market (U.S.) Index              $100      $122      $173      $321      $193      $153

    (Cumulative total return numbers provided by Research Data Group, Inc.)

                 AMENDMENT TO 1996 EMPLOYEE STOCK PURCHASE PLAN

    On March 1, 2002, the Board of Directors adopted resolutions to approve an amendment (the "1996 ESPP Amendment") to the 1996 Employee Stock Purchase Plan (the "1996 ESPP"), to increase the number of shares of Common Stock authorized for issuance thereunder from 100,000 shares to 300,000 shares.

    The Board adopted the 1996 ESPP Amendment because the number of shares currently available under the 1996 ESPP is insufficient to satisfy the expected 2002 share requirements thereunder. The Board believes that the continued ability of the Company's employees to purchase shares under the 1996 ESPP will be an important element in attracting and retaining key employees who are expected to contribute to the Company's growth and success.

    ACCORDINGLY, THE BOARD OF DIRECTORS BELIEVES THAT THE APPROVAL OF THE 1996 ESPP AMENDMENT IS IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE FOR THIS PROPOSAL.

SUMMARY OF THE 1996 ESPP

    The following is a brief summary of the 1996 ESPP and it is qualified by reference to the full text of the Plan.

    ADMINISTRATION. The 1996 ESPP is intended to qualify as an "employee stock purchase plan" under Section 423 of the Code. The 1996 ESPP permits employees of the Company or any designated subsidiary of the Company to purchase shares of the Company's Common Stock in a series of one or more offerings. During each offering, participants will accrue funds in an account through payroll deductions. At the end of the offering, the funds will be applied to the purchase of Common Stock. The 1996 ESPP is administered by the Board of Directors, or a committee appointed by the Board, which specifies the date on which an offering will begin. An offering period generally extends for six months; however, the Board may, in its discretion, choose an offering period of 12 months or less for any offering. The Board has the authority to make rules and regulations for the administration of the 1996 ESPP and its interpretations and decisions are final and conclusive.

    ELIGIBILITY. With certain limited exceptions in the case of employees who own 5% or more of the stock of the Company or any parent or subsidiary corporation as described in Section 423(b)(3) of the Code, and including stock ownership attributed to any employee by the application of Section 424(d) of the Code, all employees of the Company, including directors of the Company who are also employees, and all employees of any designated subsidiaries of the Company, are eligible to participate in the 1996 ESPP, provided that:

    - they are customarily employed by the Company or a designated subsidiary for more than 20 hours per week and for more than five months in a calendar year;

    - they have been employed by the Company or a designated subsidiary of the Company for at least three months prior to participation; and

    - they are employees of the Company or a designated subsidiary of the Company on the first day of the applicable offering period.

    As of March 31, 2002, the Company had approximately 39 employees eligible to participate in the 1996 ESPP. Because each employee's participation in the 1996 ESPP is voluntary, the future benefits under the 1996 ESPP are not yet determinable. From the initial adoption of the 1996 ESPP through

March 31, 2002, the following persons and groups purchased the number of shares of Common Stock listed below.

                                                            WEIGHTED AVERAGE   TOTAL SHARES
NAME OF INDIVIDUAL                   TITLE/POSITION          PURCHASE PRICE     PURCHASED
------------------            ----------------------------  ----------------   ------------
David A. Chazanovitz........  President and Chief                   NA                NA
                              Executive Officer

Jeffrey M. Arnold...........  Former Chief Executive                NA                NA
                                Officer

Eric Dufford................  Vice President, Marketing          $2.42            29,637
                              and Sales and Secretary

Kevin S. Librett............  Vice President, Research and          NA                NA
                                Development

Robert B. Palardy...........  Vice President, Finance and           NA                NA
                                Administration and Chief
                                Financial Officer

James W. Sheppard...........  Vice President, Operations         $1.84             9,251

Jeffrey J. Langan (2).......  Nominee for Class III                 NA                NA
                                Director

Daniel M. Mulvena (2).......  Nominee for Class III                 NA                NA
                                Director

All current directors who
  are not executive
  officers, as a group......               NA                       NA                 0

All employees who are not
  executive officers, as a
  group.....................               NA                    $3.47            65,596

------------------------

(1) Mr. Dufford and Mr. Sheppard are participating in the current plan period and are eligible to purchase an undeterminable number of shares of Common Stock on September 30, 2002, which is the end of the current plan period.

(2) Directors who are not employees of the Company are not eligible to participate in the 1996 ESPP.

    On April 8, 2002, the last reported sale price of the Common Stock on the Nasdaq National Market was $1.57 per share.

    PARTICIPATION, PURCHASE OF SHARES AND PURCHASE PRICE. Participation in the 1996 ESPP is voluntary. An eligible employee may participate in the 1996 ESPP by filing with the Company a completed payroll deduction authorization form on or before the applicable offering commencement date authorizing the Company to deduct not more than 10% of his compensation during the offering period. The participant is then deemed to have been granted an option on the applicable offering commencement date to purchase on the last business day of the plan period the largest number of whole shares of Common Stock that does not exceed the number that is obtained by dividing 15% of the participant's annualized compensation for the immediately prior six-month period by 85% of the closing price of the Common Stock on the applicable offering commencement date. The purchase price for each share purchased will be 85% of the lesser of the closing price per share of the Common Stock on the first business day of an offering period or the last business day of such period, whichever is lower.

    If the employee continues to be a participant in the 1996 ESPP on the last business day of a plan period, he will be deemed to have exercised his option at the purchase price on that date and will be deemed to have purchased from the Company the number of full shares of Common Stock reserved for purposes of the 1996 ESPP that his accumulated payroll deductions on that date will pay for, up to the maximum number determined in the manner set forth above.

    No employee may be granted an option under the 1996 ESPP if, immediately after the grant, the employee would own stock and/or hold outstanding options to purchase stock possessing 5% or more of the total voting power or value of all classes of stock of the Company or any parent or subsidiary corporations. In addition, no employee may be granted an option under the 1996 ESPP which would give the employee the right to purchase stock under all of the stock purchase plans of the Company and its parent or subsidiary corporations at a rate that exceeds $25,000 of the fair market value of such stock (determined at the time the option is granted) for each calendar year in which the option is outstanding at any time.

    DEDUCTION CHANGES AND WITHDRAWAL OF FUNDS. A participant may decrease or discontinue payroll deductions once during any plan period by filing a new payroll deduction authorization form. However, a participant may not increase his payroll deduction during a plan period. A participant may also at any time prior to the close of business on the last business day in a plan period and for any reason permanently draw out all or part of the balance accumulated in his account. If the employee withdraws all such balance, the employee thereby withdraws from participation in the offering. An employee may not begin participation again during the remainder of the plan period. The employee may participate in any subsequent offering in accordance with the terms and conditions established by the Board.

    RIGHTS ON RETIREMENT, DEATH OR TERMINATION OF EMPLOYMENT. If a participant ceases to be employed by the Company or a designated subsidiary of the Company for any reason, the payroll deductions credited to his account will be returned to him or, in the event of his death, paid to his beneficiary or estate.

    RIGHTS NOT TRANSFERABLE. A participant may not transfer rights under the 1996 ESPP other than by will or the laws of descent and distribution, and rights are exercisable during the participant's lifetime only by the participant.

    MERGER. If the Company merges or consolidates with another corporation and the holders of the capital stock of the Company immediately prior to the merger or consolidation continue to hold at least 80% of the voting power of the capital stock of the surviving corporation, then the holder of each option outstanding under the 1996 ESPP will be entitled to receive at the next offering termination date upon exercise of the option for each share as to which the option will be exercised, the securities or property which a holder of one share of Common Stock would have been entitled to receive at the time of the merger or consolidation, and the Board will take such steps in connection with the merger or consolidation to make any adjustments under the 1996 ESPP as the Board deems equitable.

    In the event of a merger or consolidation of the Company other than one described in the immediately preceding sentence, or a sale of all or substantially all of the Company's assets while unexercised options remain outstanding under the 1996 ESPP, then:

    - after the effective date of any such transaction, each holder of an outstanding option will be entitled, upon exercise of such option, to receive in lieu of shares of Common Stock, shares of such stock or other securities as the holders of shares of Common Stock received pursuant to the terms of such transaction;

    - all outstanding options may be cancelled by the Board as of a date prior to the effective date of any such transaction and all payroll deductions shall be paid out to the participants in the 1996 ESPP; or

    - all outstanding options may be cancelled by the Board as of the effective date of any such transaction, provided that notice of such cancellation will be given to each holder of an option, and each holder of an option will have the right to exercise such option in full based on payroll deductions then credited to his account as of a date determined by the Board, which date may not be less than 10 days preceding the effective date of such transaction.

    AMENDMENT AND TERMINATION. The Board may amend the 1996 ESPP at any time in any respect and may terminate the 1996 ESPP at any time. Upon termination of the 1996 ESPP, all amounts in the accounts of participants will be promptly refunded.

FEDERAL INCOME TAX CONSEQUENCES

    The following generally summarizes the United States federal income tax consequences that will arise with respect to participation in the 1996 ESPP and with respect to the sale of Common Stock acquired under the 1996 ESPP. This summary is based on the tax laws in effect as of the date of this proxy statement. Changes to these laws could alter the tax consequences described below.

    TAX CONSEQUENCES TO PARTICIPANTS IF THE COMPANY'S STOCKHOLDERS APPROVE THE AMENDMENT TO THE 1996 ESPP. A participant will not have income upon enrolling in the 1996 ESPP or upon purchasing stock at the end of an offering.

    A participant may have both compensation income and capital gain income if the participant sells stock that was acquired under the 1996 ESPP at a profit (if sales proceeds exceed the purchase price). The amount of each type of income will depend on when the participant sells the stock. If the participant sells the stock more than two years after the commencement of the offering during which the stock was purchased and more than one year after the date that the participant purchased the stock, then the participant will have compensation income equal to the lesser of:

    - 15% of the value of the stock on the day the offering commenced; and

    - the participant's profit.

    Any excess profit will be long-term capital gain.

    If the participant sells the stock prior to satisfying these waiting periods, then he or she will have engaged in a disqualifying disposition. Upon a disqualifying disposition, the participant will have compensation income equal to the value of the stock on the day he or she purchased the stock less the purchase price. If the participant's profit exceeds the compensation income, then the excess profit will be capital gain. This capital gain will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.

    If the participant sells the stock at a loss (if sales proceeds are less than the purchase price), then the loss will be a long-term capital loss. This capital loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.

    TAX CONSEQUENCES TO PARTICIPANTS IF THE COMPANY'S STOCKHOLDERS DO NOT APPROVE THE AMENDMENT TO THE 1996 ESPP. Any increase in the aggregatenumber of shares which may be issued under the 1996 ESPP (other than an increase merely reflecting certain changes in capitalization) is treated as the adoption of a new plan requiring stockholder approval within 12 months of such adoption. In order for the 1996 ESPP, as amended, to continue to qualify as an "employee stock purchase plan" under Section 423 of the Code, the Company's stockholders must approve the increase in the number of shares authorized for issuance under the plan from 100,000 to 300,000 shares. If the Company's stockholders do not approve the amendment, a participant will have the following tax consequences.

    Options granted under the 1996 ESPP will be treated as nonstatutory stock options. A participant generally will recognize ordinary compensation income upon the exercise of an option in an amount equal to the excess of the fair market value of the Common Stock acquired through the exercise of the option on the exercise date over the purchase price.

    The participant will have a tax basis for such shares of Common Stock equal to the purchase price plus any income recognized upon the exercise of the option. Upon selling the shares, the participant generally will recognize capital gain or loss in an amount equal to the difference between the sale price of the shares and the tax basis in the shares. This capital gain or loss will be a long-term capital gain or loss if the participant has held the shares for more than one year prior to the date of the sale and will be a short-term capital gain or loss if the participant has held the shares for a shorter period.

    TAX CONSEQUENCES TO THE COMPANY. There will be no tax consequences to the Company except that the Company will be entitled to a deduction when a participant has compensation income. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

                    RATIFICATION OF INDEPENDENT ACCOUNTANTS

    The Board of Directors, on the recommendation of its Audit Committee, has appointed the firm of PricewaterhouseCoopers LLP as the Company's independent accountants for the year ending December 31, 2002, subject to ratification by the stockholders at the Meeting. PricewaterhouseCoopers LLP has been the Company's independent accountants since the Company's inception in 1990. Although stockholder approval of the Board of Directors' selection of PricewaterhouseCoopers LLP is not required by law, the Board of Directors believes that it is advisable to give stockholders an opportunity to ratify this appointment. If this proposal is not approved at the Meeting, the Board of Directors will reconsider this appointment.

    Representatives of PricewaterhouseCoopers LLP are expected to be present at the Meeting. They will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.

AUDIT FEES

    PricewaterhouseCoopers LLP billed the Company an aggregate of $89,400 in fees for professional services rendered in connection with the audit of the Company's financial statements for the most recent fiscal year and the reviews of the financial statements included in each of the Company's Quarterly Reports on Form 10-Q during Fiscal 2001.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

    PricewaterhouseCoopers LLP did not bill the Company for any professional services rendered to the Company and its affiliates for Fiscal 2001 in connection with financial information systems design or implementation, the operation of the Company's information system or the management of its local area network.

ALL OTHER FEES

    PricewaterhouseCoopers LLP billed the Company an aggregate of $1,800 in fees for other services rendered to the Company and its affiliates for Fiscal 2001. These fees were rendered primarily in connection with the preparation of a registration statement for the registration of shares of the Company's Common Stock to be issued under the 2001 Stock Incentive Plan, as well as the consent related to such registration statement.

                                 OTHER MATTERS

    The Board of Directors does not know of any other matters which may come before the Meeting. However, if any other matters are properly presented to the Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

    All costs of solicitations of proxies will be borne by the Company. In addition to solicitations by mail, the Company's directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, telecopy, personal interviews, and other means. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and the Company will reimburse them for their out-of-pocket expenses in connection therewith.

DEADLINE FOR SUBMISSION OF STOCKHOLDER PROPOSALS FOR THE 2003 ANNUAL MEETING

    Proposals of stockholders intended to be presented at the 2003 Annual Meeting of Stockholders must be submitted to the Secretary of the Company at its offices, One Oak Park Drive, Bedford, Massachusetts 01730, no later than December 20, 2002 in order to be considered for inclusion in the Proxy Statement relating to that meeting.

    If a stockholder of the Company wishes to present a proposal before the 2003 Annual Meeting, but does not wish to have the proposal considered for inclusion in the Company's proxy statement and proxy card, such stockholder must also give written notice to the Secretary of the Company at the address noted above. The Secretary must receive such notice not less than 60 days nor more than 90 days prior to the 2003 Annual Meeting; provided that, in the event that less than 70 days' notice or prior public disclosure of the date of the 2003 Annual Meeting is given or made, notice by the stockholder must be received not later than the close of business on the 10th day following the date on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever occurs first. If a stockholder fails to provide timely notice of a proposal to be presented at the 2003 Annual Meeting, the proxies designated by the Board of Directors of the Company will have discretionary authority to vote on any such proposal.

                    HOUSEHOLDING OF ANNUAL MEETING MATERIALS

    Some banks, brokers and other nominee record holders may be participating in the practice of "householding" proxy statements and annual reports. This means that only one copy of our proxy statement or annual report may have been sent to multiple shareholders in your household. We will promptly deliver a separate copy of either document to you if you call or write us at the following address or phone number: One Oak Park Drive, Bedford, MA 01720, (781) 271-1200. If you want to receive separate copies of the annual report and proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address and phone number.

                                          By Order of the Board of Directors,

                                                 Eric Dufford, SECRETARY

April 19, 2002

    THE BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING ENVELOPE. PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION WILL BE APPRECIATED.

PROXY                                                                     PROXY

                              CAMBRIDGE HEART, INC.

                  ANNUAL MEETING OF STOCKHOLDERS - JUNE 4, 2002

   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

      The undersigned, having received notice of the meeting and the proxy statement therefor, and revoking all prior proxies, hereby appoint(s) David A. Chazanovitz and Robert B. Palardy, and each of them, attorneys or attorney of the undersigned (with full power of substitution in them and each of them) for and in the name(s) of the undersigned to attend the Annual Meeting of Stockholders of Cambridge Heart, Inc. (the "Company") to be held at the offices of Hale and Dorr LLP, 26th Floor, 60 State Street, Boston, Massachusetts, at 10:00 a.m. (local time), on Tuesday, June 4, 2002, and any adjourned sessions thereof, and there to vote and act upon the following matters in respect of shares of Common Stock of the Company which the undersigned would be entitled to vote or act upon, with all powers the undersigned would possess if personally present. Each of the following matters is proposed by the Company.

      IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING, OR ANY ADJOURNMENT THEREOF.

                         (To be Signed on Reverse Side)


[X] PLEASE MARK VOTES AS IN THIS EXAMPLE                        2. To approve an            FOR     AGAINST  ABSTAIN
                                                                   amendment to the         [ ]       [ ]      [ ]
1.       Election of Directors.                                    Company's 1996
                                                                   Employee Stock
 FOR(all nominees             WITHHELD       NOMINEES:             Purchase Plan,
 except as marked below)                     Jeffrey J. Langan     increasing the number
                                             Daniel M. Mulvena     of shares of the
[ ]                             [ ]                                Company's Common Stock
                                                                   authorized for
                                                                   issuance thereunder
                                                                   from 100,000 to
                                                                   300,000 shares.

 INSTRUCTIONS: To withhold authority to vote for any            3. Ratify the appointment   [ ]       [ ]      [ ]
individual nominee, print that nominee's name in the space         of PricewaterhouseCoopers
provided below.                                                    LLP as the Company's
                                                                   independent accountants.

   [   ] __________________________________________                    THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED
                                                                  AS DIRECTED BY THE UNDERSIGNED.  IF NO DIRECTION IS GIVEN
                                                                  WITH RESPECT TO ANY PROPOSALS SPECIFIED ABOVE, THIS PROXY
                                                                  WILL BE VOTED FOR SUCH PROPOSALS.


                                                                  Attendance of the undersigned at the meeting or at any adjourned session thereof will not be deemed to revoke this proxy unless the undersigned shall affirmatively indicate thereat the
                                                                  intention of the undersigned to vote said shares in person. If the undersigned hold(s) any of the shares of the Company in a fiduciary, custodial or joint capacity or capacities, this proxy is signed by the undersigned in every such capacity as well as individually.

                                                                  PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING
                                                                  THE ENCLOSED ENVELOPE.


SIGNATURE(S) ________________________________________________  DATE: __________

  Note: Please sign name(s) exactly as appearing hereon. When signing as attorney, executor, administrator, or other fiduciary, please give your full title as such. Joint owners should each sign personally.